Exhibit 5

                                             May 28, 1996

          SoftKey International Inc.
          One Athenaeum Street
          Cambridge, MA 02142

               Re:  Registration Statement on Form S-8

          Ladies and Gentlemen:

               I am Vice President and General Counsel of SoftKey International Inc., a Delaware corporation (the "Compa-ny"), and am issuing this opinion in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), 2,747,842 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable upon the exercise of options granted under the SoftKey International Inc. Long Term Equity Incentive Plan (the "LTIP"), the Minnesota Educational Computing Corporation (MECC) Amended and Restated 1995 Stock Incen-tive Plan (the "1995 Plan") and the Minnesota Educational Computing Corporation (MECC) Amended and Restated 1991 Restricted Stock Purchase and Non-Qualified Option Plan (the "1991 Plan").

               In this connection, I have examined and am familiar with originals or copies, certified or otherwise identi-fied to my satisfaction, of (i) the Registration State-ment, (ii) the LTIP, (iii) the 1995 Plan, (iv) the 1991 Plan, (v) the Restated Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect, (vi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents sub-mitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not inde-pendently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

               I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

               Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when Shares have been paid for and certifi-cates therefor have been issued and delivered upon exer-cise of options in accordance with the terms of the LTIP, the 1995 Plan or the 1991 Plan as contemplated by the Registration Statement, the Shares will be validly is-sued, fully paid and nonassessable.

                I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the commis-sion promulgated thereunder.

               This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registra-tion Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                        Very truly yours,

                                        /s/ Neal S. Winneg
                                        _______________________
                                        Neal S. Winneg
                                        General Counsel